Exhibit 3.16

BYLAWS
OF
EMPI CORP.

ARTICLE 1 - OFFICES

1.1)          Offices. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation shall initially be located at 599 Cardigan Road, St. Paul, Minnesota 55126-3965, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2 - MEETINGS OF SHAREHOLDERS

2.1)          Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or for directors whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

2.2)          Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer or the chief financial officer specifying the purposes of the meeting.

2.3)          Meetings Held Upon Shareholder Demand. Within thirty (30) days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the corporation.

2.4)          Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

2.5)          Notice of Meetings. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than two days nor more than sixty days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be given to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be given to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

2.6)          Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

2.7)          Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.8)          Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in each shareholder’s name on the books of the corporation except as may be otherwise provided in the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

2.9)          Order of Business. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

a)                                      Call of roll;

b)                                     Proof of due notice of meeting or waiver of notice;

c)                                      Determination of existence of quorum;

d)                                     Reading and disposal of any unapproved minutes;

e)                                      Reports of officers and committees;

f)                                        Election of directors;

g)                                     Unfinished business;

h)                                     New business; and

i)                                         Adjournment.

ARTICLE 3 - DIRECTORS

3.1)          General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

3.2)          Number, Term and Qualifications. The Board of Directors shall consist of one or more members. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal as provided by statute, unless a director is elected for a fixed term, not to exceed five years, as set by the shareholders at the time of election of such director, in which case such director shall serve for the term for which the director was elected, until the director’s successor is elected and qualified, or until the director’s earlier death, resignation, disqualification, or removal as provided by statute.

3.3)          Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of two-thirds (2/3) of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting at which the terms of persons so elected expire, and until their successors shall be elected and qualify.

3.4)          Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. Except as otherwise required by law, the Articles of Incorporation, or by these bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5)          Board Meetings: Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving two days’ notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.6)          Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.7)          Compensation. Each director shall receive such compensation as may be fixed by the whole Board of Directors, either generally or in specific cases for services as a director, including services as a member of any committee of which any director may be a member. In addition, each director shall be entitled to be reimbursed by the corporation for the director’s expenses incurred in attending meetings of the Board of Directors or of any committee of which the director is a member. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services from the corporation; provided, however, that any person who is receiving a stated compensation as an officer of the corporation for services as such officer shall not receive any additional compensation for services as a director during such period. A director entitled to receive compensation for services as a director, who shall serve for only a portion of a year, shall be entitled to receive only that portion of such compensation which the period of service during the year bears to the entire year. The compensation of directors, if any, shall be paid at any time and in such installments as the Board of Directors may determine.

3.8)          Committees. The Board of Directors may, by resolution approved by unanimous vote of the entire Board, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of the entire board, shall have and exercise the authority of the Board in the management of the business of the corporation. Such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board of Directors by a majority vote may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors and will have such powers and duties as shall from time to time be prescribed by the Board; such committees may appoint from among the employees of the corporation, or from the employees of its parent corporation, such ex-officio members as they deem appropriate.

3.9)          Removal. Directors may be removed only for cause by vote of the shareholders or for cause by vote of a majority of the entire Board of Directors. No amendment to these Bylaws shall alter, change or repeal this Section 3.10 unless the amendment effecting such alternation, change or repeal shall receive the affirmative vote of the holders pf two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

3.10)        Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

a)                                      Roll call;

b)                                     Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman;

c)                                      Determination of existence of quorum;

d)                                     Reading and disposal of any unapproved minutes;

e)                                      Reports of officers and committees;

f)                                        Election of officers;

g)                                     Unfinished business;

h)                                     New business; and

i)                                         Adjournment.

ARTICLE 4 - OFFICERS

4.1)          Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer and such other officers as the directors may designate from time to time, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person except president and vice president.

4.2)          Election, Term of Office and Qualification. The officers shall be elected annually by the Board of Directors at their annual meetings held after each annual meeting of shareholders. Each officer shall hold office until the officer’s successor shall been duly elected and shall have qualified or until the officer’s death, resignation or removal as provided in these Bylaws.

4.3)          Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation is effective when notice is given, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

4.4)          Vacancies in Office. If there is a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the affirmative vote of a majority of the whole Board of Directors.

4.5)          Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to the chief executive officer by the Board.

4.6)          Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions undertaken as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.7)          Chairman of the Board. There is no requirement that a chairman of the Board of Directors be elected by the Board. If a chairman is elected, the chairman shall serve at the option of the Board or until a successor is elected, and shall preside at all meetings of the Board, and shall exercise such other powers as the Board of Directors may from time to time direct. The chairman shall not be considered an officer of the corporation. In the event that for any reason a chairman is not elected, meetings of the Board shall be presided over by an officer of the corporation who also serves as a Board member.

4.8)          President. In the absence of the chairman of the Board, the President shall preside at all meetings of the shareholders, and if so directed by the Board, at meetings of the Board of Directors and executive committee; the President shall have power to appoint and discharge employees and agents of the corporation and fix their compensation; when authorized by the Board of Directors, the President shall make and sign contracts and agreements in the name of and on behalf of the corporation; while the Board of Directors or the executive committee is not in session, the President shall be the chief executive and administrative officer of the corporation and shall have general management and control of the business and affairs of the corporation; and the President shall generally do and perform all acts incident to the office of President, or which are authorized or required by law.

4.9)          Vice President. Each Vice President shall have such designations and such powers and shall perform such duties as may be assigned by the Board of Directors. The Board of Directors may designate one or more of such Vice Presidents to be an executive vice president, and in the event of such designation the duties of the office of the President, in case of the absence or disability of the President and the absence or disability of the Chairman of the Board, shall be performed by the Executive Vice President, or if there be more than one Executive Vice

President, by such Executive Vice President as may be named by the Board of Directors. An Executive Vice President shall also perform the duties otherwise assigned by the Board of Directors.

4.10)        Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President shall keep the minutes of meetings of all committees of the Board. The Secretary shall cause notice to be given of meetings of the shareholders or the Board of Directors and of any committee appointed by the Board. The Secretary shall have general charge of the records, documents and papers of the corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Secretary shall be sworn to the faithful discharge of the Secretary’s duties.

4.11)        Assistant Secretaries. The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

4.12)        Treasurer. The Treasurer shall, subject to the direction of the Vice President of Finance, if the Vice President of Finance is not also the Treasurer of the corporation, have general custody of all of the funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The Treasurer shall endorse on behalf of the corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositaries as the Board of Directors may designate. The Treasurer may sign with the President or such other person or persons as may be designated for the purpose by the Board of Directors all bills of exchange or promissory notes of the corporation. The Treasurer shall enter or cause to be entered regularly and systematically on the books of the corporation a full and accurate account of all monies received and paid by the Treasurer on account of the corporation. The Treasurer shall render to the President and the Board of Directors at their regular meetings or whenever it may be required an account of all the Treasurer’s transactions and of the financial condition of the corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors.

4.13)        Assistant Treasurer. The Assistant Treasurers in the order of their seniority will, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

4.14)        Salaries. The salaries of officers shall be fixed from time to time by the Board of Directors or the executive committee. The Board of Directors or the executive committee may authorize and empower the President or any Vice President of the corporation designated by the Board of Directors or by the executive committee to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the corporation.

4.15)        Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons.

ARTICLE 5 - INDEMNIFICATION

5.1)          Indemnification. To the full extent permitted by Minnesota Statutes, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the corporation, or the person is or was serving at the specific request of the Board of Directors of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this Section 5.1.

ARTICLE 6 - SHARES AND THEIR TRANSFER

6.1)          Certificate of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

6.2)          Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

6.3)          Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or the shareholder’s legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

6.4)          Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE 7 - GENERAL PROVISIONS

7.1)          Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

7.2)          Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may declare lawful dividends as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sum or sums as the Board of Directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

7.3)          Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

7.4)          Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

7.5)          Securities of Other Corporations.

a)             Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

b)            Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE 8 - MEETINGS

8.1)          Telephone Meetings and Participation. A conference among shareholders or directors or committee members by any means of communication through which the participants may simultaneously hear each other during the conference constitutes a shareholder, Board or Committee meeting, respectively, if the same notice is given of the conference as would be required for such meeting, and if the number of participants in the conference would be sufficient to constitute a quorum at such meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A shareholder, director or committee member may participate in a meeting not heretofore described in this paragraph, by any means of communication through which such shareholder, director or committee member and others participating by similar means of communication, and all participants physically present at the meeting, may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

8.2)          Authorization Without Meeting

. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

ARTICLE 9 - AMENDMENTS OF BYLAWS

9.1)          Amendments. Unless the Articles of Incorporation or specific provisions of these Bylaws provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. The Board of Directors shall not make or alter any bylaw fixing their number, qualifications, classifications or terms of office, except the Board may make or alter any bylaw increasing their number. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such

Bylaws, and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.

The undersigned, Thomas R. King, Secretary of the corporation, hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by its Board of Directors on April 1, 1999.

/s/ Thomas R. King
Thomas R. King, Secretary